EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Video Display Corporation

We consent to the use of our report dated May 26, 2006, except for Note 2, as to which the date is June 9, 2006, with respect to the consolidated balance sheet of Video Display Corporation and subsidiaries (the “Company”) as of February 28, 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, incorporated herein by reference.

/s/ Tauber & Balser, PC
Atlanta, Georgia
October 19, 2006